Hovnanian Enterprises Reports 100% Increase in Second Quarter EPS, With Record Second Quarter Revenues, Earnings, Net Contracts and Backlog; Raises Fiscal 2003 Earnings Projection and Issues 2004 EPS Projection

Highlights for the Quarter Ended April 30, 2003

-	Net earnings totaled $52.6 million for the quarter, a 103%
increase in earnings from the record level achieved in last year's second quarter. Revenues increased 21% to $679.8 million. The Company's pretax margin rose to 12.4% from 7.4% in the prior year's second quarter.

-	The Company reported earnings of $1.60 per fully diluted share, significantly ahead of analyst estimates and double the $0.80 per share earned in last year's second quarter. These results reflect healthy consumer demand and the Company's focus on profitability improvements.

-	Management is increasing its projection for fiscal 2003 earnings to the range of $6.50 to $6.75 per share from $5.25 to $5.50 per share and is providing an initial projection of $7.50 in earnings per share for fiscal 2004. The revised 2003 estimate represents a range of net income from $211 million to $219 million, a 53% to 59% increase from fiscal 2002.

-	Hovnanian closed the acquisition of Summit Homes, a "build-on-
your-lot" homebuilding company with operations in Ohio, Western
Pennsylvania and West Virginia. This acquisition provides a successful and profitable platform for growth, and is an excellent fit with the Company's strategy of diversifying further into wider segments of the housing market.

-	The Company's consolidated homebuilding gross margin for the second quarter, excluding land sales, was 25.6%, an increase of 490 basis points from the second quarter of fiscal 2002.

-	Deliveries increased to 2,496 homes, an all-time record for the
Company in the second quarter, eclipsing 2002's record second quarter by 16%. Net contracts climbed 16% from last year's results to 3,389 homes valued at $909.7 million.

-	Contract backlog at April 30, 2003 was an all-time record 5,300 homes with a sales value of $1.4 billion, an increase of 18% from the same period last year. The number of homes in contract backlog, combined with the number of home deliveries year-to-date, is equal to more than 90% of aggregate forecasted deliveries for fiscal 2003.

-	The Company's total number of active selling communities
increased 24% to 244 at April 30, 2003 from 196 communities at October 31, 2002.

    RED BANK, N.J., May 28 /PRNewswire-FirstCall/ -- Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income of $52.6 million, or $1.60 per fully diluted share, on $679.8 million in total revenue for the second quarter ended April 30, 2003. Analysts who cover the Company's stock had published earnings estimates ranging from $1.15 to $1.27 per diluted share for Hovnanian's fiscal second quarter. Last year's second quarter net income was $25.9 million, or $0.80 per fully diluted share, on revenue of $561.0 million. Pretax earnings from Financial Services increased to $4.7 million, up 32% from last year's second quarter.
    During the quarter, Hovnanian completed the acquisition of Summit Homes, a privately held homebuilder headquartered in Canton, Ohio. This acquisition marks Hovnanian's entry into the Ohio market and expands the Company's "build-on-your-lot" homebuilding operations. The contracts, deliveries, revenues, and earnings from the Summit Homes operation from the date of closing were included in the results for the second quarter of 2003.
    For the six months ended April 30, 2002, revenue reached $1.31 billion, up 29% compared to $1.02 billion in the year earlier period. Net income for the first six months of fiscal 2002 increased 121% to $97.3 million, or $2.95 per fully diluted share compared to $44.1 million or $1.40 per share in 2002. The dollar value of year-to-year net contracts during the six-month period increased by 24.8% and the number of home deliveries rose by 22.3%.

    Comments from Management

    "Fiscal 2003 continues to be a strong year, and we are very proud of our exceptional financial and operating performance in the second quarter," said Ara K. Hovnanian, President and Chief Executive Officer of the Company.
"Our ability to consistently deliver a solid financial performance is testimony to our strategy and growth objectives. While acquisitions continue to play a role in the growth and diversification of our business, over 96% of our earnings this quarter, or $1.54 per diluted share, were generated from growth in our organic operations, excluding the acquisitions of Summit Homes, Brighton Homes and Parkside Homes, which occurred during this fiscal year. Healthy consumer demand for new homes and our ability to increase home prices in certain communities have contributed to our strong results. In addition, our process improvement initiatives continue to gain momentum and we remain focused on applying best practices throughout our organization. The result is a 490 basis point improvement in our homebuilding margin for the quarter, compared with last year's second quarter. Once again we have exceeded our internal forecast and the market's expectations for earnings, and doubled our prior year's second quarter earnings per share," he added.
    "Our strong second quarter results and a record sales backlog with improved margins allow us to increase our projections for the current fiscal year to a range of earnings between $6.50 and $6.75 per fully diluted share," Mr. Hovnanian stated. "This revised earnings projection represents a 52% to 58% increase from last year's record earnings of $4.28 per share. Fiscal 2003 revenue is expected to climb to nearly $3.0 billion, and deliveries are anticipated to exceed 10,500 homes," he said. "Assuming economic conditions remain similar to those we are currently experiencing, we are projecting that our fiscal 2004 earnings will increase to $7.50 per diluted share," he said. "Despite weakness in the economy, we continue to experience solid demand for new homes in most of our markets. We will be announcing our new home orders for the month of May next week, and month-to-date results indicate that it has been another strong month for the Company. We are encouraged by the depth of our backlog as we head into the second half of fiscal 2003," Mr. Hovnanian concluded.
    In the first week following the end of the second quarter, Hovnanian issued $150 million of 7.75% senior subordinated notes due in 2013. Net proceeds were used to pay off the outstanding balance of the Company's unsecured revolving credit facility, to fund ongoing operations and to finance the Company's continued growth. The outstanding balance on the revolving credit facility at the end of the quarter was $29.8 million. "Favorable conditions in the public debt markets provided an opportunity to lock in long-term subordinated debt at a very attractive rate," said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. "This long-term debt allows us to maintain ample liquidity under our $513 million unsecured revolving credit facility," he added.
    "Hovnanian's improved financial strength was recognized by two major rating agencies in the second quarter, with Standard & Poor's upgrading the Company's senior debt rating to `BB' and Moody's Investors Service increasing their ratings outlook to positive. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter rose 74% to $104.1 million from $59.9 million in the second quarter of 2002," Mr. Sorsby said. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation of EBITDA to income before income taxes is presented in a table attached to this earnings release. "EBITDA covered the amount of interest incurred in the quarter by 6.8 times. The Company's ratio of net recourse debt-to-equity was 1.05 to 1.0 at April 30, 2003. This compares with a net recourse debt-to-equity ratio of 1.36 to 1.0 at the end of the second quarter in 2002, after taking $25 million of excess cash into consideration. The Summit Homes acquisition had no significant impact on the Company's leverage, and we continue to anticipate that the Company's average net leverage ratio for fiscal 2003 will be approximately
1.0 to 1.0," he concluded.
    Shareholders' equity grew 8% during the quarter to $655.8 million, or $21.94 a share, as of April 30, 2003 from $607.3 million at the end of January 2003. The Company repurchased 250,000 shares of Hovnanian Class A common stock during the second quarter at an average price of $29.02. The Company also retired 750,000 shares of Hovnanian Class A common stock during the quarter, at no cost, under the terms of the Company's agreement to acquire Forecast Homes which closed in January 2002.
    As of April 30th, Hovnanian adopted FASB Interpretation No. 46, commonly referred to as FIN 46, with respect to variable interest entities created after January 31, 2003. The application of FIN 46 significantly alters the method for evaluating whether certain entities should be consolidated on the Company's balance sheet, if such entities are deemed to be variable interest entities (VIEs). The FIN 46 evaluation extends to VIEs in which the Company has no ownership, but with which the Company has executed lot option contracts. The application of FIN 46 as of April 30, 2003 led to the consolidation of three VIEs in which the Company has no ownership, and resulted in the consolidation of $40.9 million in land inventory in those entities, on which the Company holds a lot option contract for the majority of the lots, and $35.8 million of minority interest ownership in those entities. In accordance with the requirements of FIN 46, the Company expects to apply the consolidation provisions of FIN 46 to all of the Company's VIEs no later than October 31, 2003.

    In Closing

    "We have achieved significant growth, both organically and through strategic acquisitions, and once again we expanded and diversified our Company's operations while simultaneously maintaining our strong balance sheet," commented Mr. Hovnanian. "Our financial achievements are an indication of the significant progress we are making in our efforts to become a better and more efficient homebuilding company," he said.
    Hovnanian Enterprises will webcast its second quarter earnings conference call at 11:00 a.m. EDT tomorrow morning, May 29th, hosted by Ara
K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the Investor Relations section of Hovnanian Enterprises' Web site at www.khov.com and via www.streetevents.com. For those who are not available to listen to the live webcast, a replay will be available on both websites.

    Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation's largest homebuilders with operations in California, Maryland, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company's homes are marketed and sold under the trade names K. Hovnanian, Washington Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Fortis Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders and Summit Homes. As the developer of K. Hovnanian's Four Seasons communities, the Company is also one of the nation's largest builders of active adult homes.

    Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company's 2002 annual report, can be accessed through the Investors page of the Hovnanian Web site at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an email to IR@khov.com or sign up at http://www.khov.com.

    Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) increases in raw materials and labor costs, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) terrorist acts and other acts of war and (12) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2002.

Hovnanian Enterprises, Inc.
April 30, 2003
Statements of Consolidated Income
(Dollars in Thousands, Except Per Share)
                            Three Months Ended,        Six Months Ended,
                                  April 30,                 April 30,
                               2003      2002           2003        2002
                            ---------  --------      ----------  ----------
                                              (Unaudited)
    Total Revenues           $679,817  $560,998      $1,307,452  $1,015,060

    Costs and Expenses        595,389   519,425       1,151,888     943,690
                            ---------  --------      ----------  ----------

    Income Before Income
     Taxes                     84,428    41,573         155,564      71,370

    Provision for Taxes        31,860    15,663          58,235      27,299
                            ---------  --------      ----------  ----------
    Net Income                $52,568   $25,910         $97,329     $44,071
                            =========  ========      ==========  ==========
    Per Share Data:
      Basic:
        Income per common
         share                  $1.69     $0.84           $3.11       $1.48
        Weighted Average
         Number of
          Common Shares
           Outstanding         31,143    30,736          31,256      29,836

      Assuming Dilution:
        Income per common
         share                  $1.60     $0.80           $2.95       $1.40
        Weighted Average
         Number of
          Common Shares
           Outstanding         32,761    32,570          32,944      31,511

Hovnanian Enterprises, Inc.
April 30, 2003
Homebuilding Gross Margin
(Dollars in Thousands)
                                   Homebuilding Gross   Homebuilding Gross
                                         Margin               Margin
                                   Three Months Ended    Six Months Ended
                                       April 30,            April 30,
                                     2003      2002       2003       2002
                                   --------  --------  ----------  ---------
                                                 (Unaudited)
    Sale of Homes                  $666,553  $532,386  $1,274,054  $975,484
    Cost of Sales                   496,130   422,256     953,656   773,457
                                   --------  --------  ----------  ---------
    Homebuilding Gross Margin      $170,423  $110,130    $320,398  $202,027
                                   ========  ========  ==========  =========
    Gross Margin Percentage           25.6%     20.7%       25.1%     20.7%

                                    Land Sales Gross     Land Sales Gross
                                         Margin               Margin
                                   Three Months Ended    Six Months Ended
                                         April 30,              April 30,
                                      2003      2002        2003      2002
                                   --------  --------  ----------  ---------
    Land and Lot Sales               $1,298   $18,118      $9,750   $18,539
    Cost of Sales                     1,089    14,270       6,741    14,552
                                   --------  --------  ----------  ---------
    Land and Lot Gross Margin          $209    $3,848      $3,009    $3,987
                                   ========  ========  ==========  =========

Hovnanian Enterprises, Inc.
April 30, 2003
Reconciliation of EBITDA to Income Before Income Taxes
(Dollars in Thousands)
                                           Three Months
                                               Ended       Six Months Ended
                                             April 30,        April 30,
                                            2003     2002    2003     2002
                                          -------  ------  -------  -------
                                                     (Unaudited)
     Income Before Income Taxes            84,428  41,573  155,564   71,370
     Interest expense                      13,425  12,802   27,104   26,504
                                          -------  ------  -------  -------
          EBIT                             97,853  54,375  182,668   97,874
     Depreciation                           1,656   1,684    3,225    3,342
     Amortization Debt Fees                   316   1,242      637    1,489
     Amortization of Intangibles            2,962   1,167    4,629    1,556
     Writedowns                             1,326   1,424    1,484    2,329
                                          -------  ------  -------  -------
         EBITDA                           104,113  59,892  192,643  106,590
                                          =======  ======  =======  =======
     INTEREST INCURRED                     15,305  14,779   30,425   26,256

     EBITDA TO
     INTEREST INCURRED                        6.8     4.1      6.3      4.1

Hovnanian Enterprises, Inc.
April 30, 2003
Interest Incurred, Expensed and Capitalized
(Dollars is Thousands)
                                        Three Months Ended Six Months Ended
                                            April, 30         April, 30
                                          2003     2002     2003     2002
                                        --------  -------  -------  -------
                                                    (Unaudited)
    Interest Capitalized at Beginning of
     Period                              $23,600  $22,899  $22,159  $25,124
    Plus Interest Incurred                15,305   14,779   30,425   26,256
    Less Interest Expensed                13,425   12,802   27,104   26,504
                                         -------  -------  -------  -------
   Interest Capitalized at End of Period $25,480  $24,876  $25,480  $24,876
                                         =======  =======  =======  =======

Hovnanian Enterprises, Inc.
Summary Financial Projection
(Dollars in Millions except per share or where noted)
(Unaudited)

                                   Fiscal  Fiscal  Trailing
                                    Year    Year   12 Mos.   Fiscal Year
                                 10/31/01 10/31/02 4/30/03  03 Projection *
                                 -------- -------- -------  --------------
    Total Revenues ($ Billion)      $1.74   $2.55   $2.84   $2.86 --  $3.00
    Income Before Income Taxes     $106.4  $226.6  $309.9  $340.3 -- $353.2
    Pre-tax Margin                   6.1%    8.9%   10.9%   11.3% --  11.7%
    Net Income                      $63.7  $137.7  $191.0  $211.0 -- $219.0
    Earnings Per Share (fully
     diluted)                       $2.29   $4.28   $5.78   $6.50 --  $6.75

    * 2003 Projection is based on two quarters of actual data and two quarters of projected results.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG.  PRICE)
Communities Under Development
Three Months - 4/30/03
                                                   Net Contracts
                                                Three Months Ended
                                                     30-Apr-03
                                             2003        2002     % Change
                                          ---------  ----------   ---------
    NE Region
                       Homes                    639         551      16.0%
                       Dollars              204,943     165,148      24.1%
                       Avg. Price           320,725     299,724       7.0%
    N. Carolina
                       Homes                    475         492      (3.5%)
                       Dollars               87,700      89,394      (1.9%)
                       Avg. Price           184,632     181,694       1.6%
    Metro D.C.
                       Homes                    474         518      (8.5%)
                       Dollars              160,624     164,098      (2.1%)
                       Avg. Price           338,869     316,792       7.0%
    California
                       Homes                  1,069         972      10.0%
                       Dollars              312,469     261,002      19.7%
                       Avg. Price           292,300     268,521       8.9%
    Texas
                       Homes                    732         328     123.2%
                       Dollars              143,979      73,145      96.8%
                       Avg. Price           196,692     223,003     (11.8%)
    Other
                       Homes                    N/A          61        N/A
                       Dollars                  N/A       9,053        N/A
                       Avg. Price               N/A     148,403        N/A
    Total
                       Homes                  3,389       2,922      16.0%
                       Dollars              909,715     761,840      19.4%
                       Avg. Price           268,432     260,726       3.0%

                                                    Deliveries
                                                Three Months Ended
                                                     30-Apr-03
                                             2003        2002     % Change
    NE Region
                       Homes                    462         478      (3.3%)
                       Dollars              148,155     145,249       2.0%
                       Avg. Price           320,682     303,868       5.5%
    N. Carolina
                       Homes                    301         353     (14.7%)
                       Dollars               54,070      64,784     (16.5%)
                       Avg. Price           179,635     183,524      (2.1%)
    Metro D.C.
                       Homes                    320         295       8.5%
                       Dollars              102,092      78,333      30.3%
                       Avg. Price           319,038     265,536      20.1%
    California
                       Homes                    893         728      22.7%
                       Dollars              255,469     178,688      43.0%
                       Avg. Price           286,080     245,451      16.6%
    Texas
                       Homes                    520         223     133.2%
                       Dollars              106,767      52,820     102.1%
                       Avg. Price           205,321     236,861     (13.3%)
    Other
                       Homes                    N/A          81        N/A
                       Dollars                  N/A      12,512        N/A
                       Avg. Price               N/A     154,469        N/A
    Total
                       Homes                  2,496       2,158      15.7%
                       Dollars              666,553     532,386      25.2%
                       Avg. Price           267,048     246,703       8.2%

                                                    Contract Backlog *
                                                       30-Apr-03
                                              2003         2002    % Change
    NE Region*
                       Homes                   2,024        1,614     25.4%
                       Dollars               538,742      452,910     19.0%
                       Avg. Price            266,177      280,613     (5.1%)
    N. Carolina
                       Homes                     641          661     (3.0%)
                       Dollars               122,091      125,292     (2.6%)
                       Avg. Price            190,469      189,550      0.5%
    Metro D.C.*
                       Homes                     890        1,002    (11.2%)
                       Dollars               301,523      303,252     (0.6%)
                       Avg. Price            338,790      302,647     11.9%
    California
                       Homes                   1,100          812     35.5%
                       Dollars               336,741      231,803     45.3%
                       Avg. Price            306,128      285,472      7.2%
    Texas
                       Homes                     645          324     99.1%
                       Dollars               128,786       78,334     64.4%
                       Avg. Price            199,669      241,773    (17.4%)
    Other
                       Homes                     N/A           88       N/A
                       Dollars                   N/A       13,660       N/A
                       Avg. Price                N/A      155,227       N/A
    Total
                       Homes                   5,300        4,501     17.8%
                       Dollars             1,427,883    1,205,251     18.5%
                       Avg. Price            269,412      267,774      0.6%

    DELIVERIES INCLUDE EXTRAS

    * Hovnanian acquired sales backlog during the second quarter equal to
532
    homes valued at $62.7 million.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG.  PRICE)
Communities Under Development
Six Months - 4/30/03
                                                  Net Contracts
                                                 Six Months Ended
                                                    30-Apr-03
                                             2003         2002    % Change
                                            --------   ---------  ---------
    NE Region
                       Homes                  1,007          944      6.7%
                       Dollars              320,391      274,837     16.6%
                       Avg. Price           318,164      291,141      9.3%
    N. Carolina
                       Homes                    775          778     (0.4%)
                       Dollars              142,379      143,188     (0.6%)
                       Avg. Price           183,715      184,046     (0.2%)
    Metro D.C.
                       Homes                    760          781     (2.7%)
                       Dollars              254,981      243,091      4.9%
                       Avg. Price           335,502      311,257      7.8%
    California
                       Homes                  1,901        1,273     49.3%
                       Dollars              546,086      345,124     58.2%
                       Avg. Price           287,263      271,111      6.0%
    Texas
                       Homes                  1,085          521    108.3%
                       Dollars              212,905      116,972     82.0%
                       Avg. Price           196,226      224,514    (12.6%)
    Other
                       Homes                      2          135    (98.5%)
                       Dollars                  313       20,418    (98.5%)
                       Avg. Price           156,700      151,243      3.6%
    Total
                       Homes                  5,530        4,432     24.8%
                       Dollars            1,477,055    1,143,630     29.2%
                       Avg. Price           267,099      258,039      3.5%


                                                   Deliveries
                                                Six Months Ended
                                                   30-Apr-03
                                            2003        2002     % Change
    NE Region
                       Homes                    893        899     (0.7%)
                       Dollars              284,918    278,018      2.5%
                       Avg. Price           319,057    309,253      3.2%
    N. Carolina
                       Homes                    600        651     (7.8%)
                       Dollars              108,539    121,465    (10.6%)
                       Avg. Price           180,898    186,582     (3.0%)
    Metro D.C.
                       Homes                    644        558     15.4%
                       Dollars              205,743    148,725     38.3%
                       Avg. Price           319,477    266,532     19.9%
    California
                       Homes                  1,756      1,168     50.3%
                       Dollars              494,164    293,330     68.5%
                       Avg. Price           281,415    251,139     12.1%
    Texas
                       Homes                    879        460     91.1%
                       Dollars              179,429    107,346     67.2%
                       Avg. Price           204,129    233,361    (12.5%)
    Other
                       Homes                      9        172    (94.8%)
                       Dollars                1,261     26,600    (95.3%)
                       Avg. Price           140,111    154,651     (9.4%)
    Total
                       Homes                  4,781      3,908     22.3%
                       Dollars            1,274,054    975,484     30.6%
                       Avg. Price           266,483    249,612      6.8%


                                                  Contract Backlog *
                                                     30-Apr-03
                                            2003         2002      % Change
    NE Region*
                       Homes                  2,024        1,614     25.4%
                       Dollars              538,742      452,910     19.0%
                       Avg. Price           266,177      280,613     (5.1%)
    N. Carolina
                       Homes                    641          661     (3.0%)
                       Dollars              122,091      125,292     (2.6%)
                       Avg. Price           190,469      189,550      0.5%
    Metro D.C.*
                       Homes                    890        1,002    (11.2%)
                       Dollars              301,523      303,252     (0.6%)
                       Avg. Price           338,790      302,647     11.9%
    California
                       Homes                  1,100          812     35.5%
                       Dollars              336,741      231,803     45.3%
                       Avg. Price           306,128      285,472      7.2%
    Texas*
                       Homes                    645          324     99.1%
                       Dollars              128,786       78,334     64.4%
                       Avg. Price           199,669      241,773    (17.4%)
    Other
                       Homes                    N/A           88       N/A
                       Dollars                  N/A       13,660       N/A
                       Avg. Price               N/A      155,227       N/A
    Total
                       Homes                  5,300        4,501     17.8%
                       Dollars            1,427,883    1,205,251     18.5%
                       Avg. Price           269,412      267,774      0.6%

    DELIVERIES INCLUDE EXTRAS

    * Hovnanian acquired sales backlog during the 6-month period equal to 694 homes valued at $93.8 million.


HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)
                                                 April 30,     October 31,
          ASSETS                                    2003           2002
                                                -----------    -----------
                                                   (unaudited)
Homebuilding:
  Cash and cash equivalents.................... $   18,565     $  262,675
                                                -----------    -----------
  Inventories - At the lower of cost or fair
      value:
    Sold and unsold homes and lots under
      development..............................  1,013,294        803,829
    Land and land options held for future
      development or sale......................    240,268        171,081
    Consolidated Inventory Not Owned:
      Specific performance options.............     59,523         67,183
      Variable interest entities...............     40,923
      Other options............................     61,110         39,489
                                                -----------    -----------
      Total Inventories........................  1,415,118      1,081,582
                                                -----------    -----------

  Receivables, deposits, and notes ............     37,577         26,276
                                                -----------    -----------

  Property, plant, and equipment - net.........     26,191         19,242
                                                -----------    -----------

  Senior residential rental properties - net...      9,311          9,504
                                                -----------    -----------

  Prepaid expenses and other assets............     83,340         86,582
                                                -----------    -----------

  Goodwill and indefinite life intangibles.....     82,275         82,275
                                                -----------    -----------

  Definite life intangibles....................     63,503
                                                -----------    -----------
      Total Homebuilding.......................  1,735,880      1,568,136
                                                -----------    -----------

Financial Services:
  Cash and cash equivalents....................      4,961          7,315
  Mortgage loans held for sale.................     82,916         91,451
  Other assets.................................      3,708         11,226
                                                -----------    -----------
      Total Financial Services.................     91,585        109,992
                                                -----------    -----------

Income Taxes Receivable - Including deferred tax
  benefits.....................................     34,800
                                                -----------    -----------
Total Assets................................... $1,862,265     $1,678,128
                                                ===========    ===========

See notes to consolidated financial statements (unaudited).

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Data)
                                                     April 30,  October 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                   2003         2002
                                                   -----------  -----------
                                                   (unaudited)
Homebuilding:
  Nonrecourse land mortgages...................... $   29,506   $   11,593
  Accounts payable and other liabilities..........    189,391      198,290
  Customers' deposits.............................     52,868       40,422
  Nonrecourse mortgages secured by operating
    properties....................................      3,210        3,274
  Liabilities from inventory not owned............    108,471       97,983
                                                   -----------  -----------
      Total Homebuilding..........................    383,446      351,562
                                                   -----------  -----------
Financial Services:
  Accounts payable and other liabilities..........      4,835        4,857
  Mortgage warehouse line of credit...............     78,823       85,498
                                                   -----------  -----------
      Total Financial Services....................     83,658       90,355
                                                   -----------  -----------
Notes Payable:
  Revolving and term credit agreements............    144,800      115,000
  Senior notes....................................    396,647      396,390
  Senior subordinated notes.......................    150,000      150,000
  Accrued interest................................     10,127        9,555
                                                   -----------  -----------
      Total Notes Payable.........................    701,574      670,945
                                                   -----------  -----------
Income Taxes Payable - Net of deferred tax benefits.                   777
                                                   -----------  -----------
      Total Liabilities...........................  1,168,678    1,113,639
                                                   -----------  -----------

Minority interest.................................     37,799        1,940
                                                    ----------  -----------

Stockholders' Equity:
  Preferred Stock,$.01 par value-authorized 100,000
    shares; none issued.............................
  Common Stock,Class A,$.01 par value-authorized
    87,000,000 shares; issued 27,797,055 shares at
    April 30, 2003 and 27,453,994 shares at October 31,
    2002 (including 5,342,599 shares at April 30, 2003
    and 4,343,240 shares at October 31, 2002 held
    in Treasury)..................................        278          275
  Common Stock,Class B,$.01 par value (convertible to
    Class A at time of sale) authorized 13,000,000
    shares; issued 7,784,372 shares at April 30, 2003
    and 7,788,061 shares at October 31, 2002 (including
    345,874 shares at April 30, 2003 and October 31,
    2002 held in Treasury)............                     78           78
  Paid in Capital.................................    156,124      152,977
  Retained Earnings...............................    545,131      447,802
  Deferred Compensation...........................                     (21)
  Treasury Stock - at cost........................    (45,823)     (38,562)
                                                   -----------  -----------
      Total Stockholders' Equity..................    655,788      562,549
                                                   -----------  -----------
Total Liabilities and Stockholders' Equity........ $1,862,265   $1,678,128
                                                   ===========  ===========

See notes to consolidated financial statements (unaudited).


HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Data)
(Unaudited)
                                         Three Months Ended      Six Months Ended
                                              April 30,             April 30,
                                         -------------------  -----------------------
                                            2003      2002        2003       2002
                                         --------- ---------  -----------  ----------
Revenues:
  Homebuilding:
    Sale of homes......................  $666,553  $532,386   $1,274,054   $ 975,484
    Land sales and other revenues......     2,365    19,936       12,004      21,913
                                         --------- ---------  -----------  ----------
      Total Homebuilding...............   668,918   552,322    1,286,058     997,397
  Financial Services...................    10,899     8,676       21,394      17,663
                                         --------- ---------  -----------  ----------
      Total Revenues...................   679,817   560,998    1,307,452   1,015,060
                                         --------- ---------  -----------  ----------
Expenses:
  Homebuilding:
    Cost of sales......................   497,219   436,526      960,397     788,009
    Selling, general and administrative    59,598    47,646      113,899      85,295
    Inventory impairment loss..........     1,326     1,424        1,484       2,329
                                         --------- ---------  -----------  ----------
      Total Homebuilding...............   558,143   485,596    1,075,780     875,633

  Financial Services...................     6,173     5,103       11,994      10,462

  Corporate General and Administration.    13,464    10,629       28,048      21,505

  Interest.............................    13,425    12,802       27,104      26,504

  Other Operations.....................     4,184     5,295        8,962       9,586
                                         --------- ---------  -----------  ----------
      Total Expenses...................   595,389   519,425    1,151,888     943,690
                                         --------- ---------  -----------  ----------
Income Before Income Taxes.............    84,428    41,573      155,564      71,370
                                         --------- ---------  -----------  ----------
State and Federal Income Taxes:
  State................................     3,335     1,534        6,435       3,407
  Federal..............................    28,525    14,129       51,800      23,892
                                         --------- ---------  -----------  ----------
    Total Taxes........................    31,860    15,663       58,235      27,299
                                         --------- ---------  -----------  ----------
Net Income.............................  $ 52,568  $ 25,910   $   97,329   $  44,071
                                         ========= =========  ===========  ==========
Per Share Data:
Basic:
  Income per common share before.......  $   1.69  $   0.84   $     3.11   $    1.48
  Weighted average number of common
    shares outstanding.................    31,143    30,736       31,256      29,836
Assuming dilution:
  Income per common share..............  $   1.60  $   0.80   $     2.95   $    1.40
  Weighted average number of common
     shares outstanding................    32,761    32,570       32,944      31,511

See notes to consolidated financial statements (unaudited).




SOURCE  Hovnanian Enterprises, Inc.
    -0-                             05/28/2003
    /CONTACT: Kevin C. Hake, Vice President and Treasurer, or Brian A. Cheripka, Assistant Director of Investor Relations, +1-732-747-7800,
 both of Hovnanian Enterprises/
    /First Call Analyst: /
    /Web site:  http://www.khov.com /
    (HOV)